Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	Integrated Corporate Relations, Inc.
Brendon Frey/Chad Jacobs
(203) 682-8200
ROCKY BRANDS, INC. ANNOUNCES FIRST QUARTER FISCAL 2008 RESULTS
NELSONVILLE, Ohio, April 24, 2008 — Rocky Brands, Inc. (Nasdaq: RCKY) today announced financial results for its first quarter ended March 31, 2008.
For the first quarter of 2008, net sales decreased to $60.5 million, or 1.9% versus net sales of $61.7 million in the first quarter of 2007. Net income was $0.3 million versus net income of $0.8 million and diluted earnings per share were $0.05 compared to diluted earnings per share of $0.14 a year ago. It is important to note that the first quarter of fiscal 2007 included a one-time, after-tax reimbursement of expenses from the military of $0.4 million, or $0.07 per diluted share.
Mike Brooks, Chairman and Chief Executive Officer, commented, “Our first quarter results were in-line with our internal forecasts. In light of the challenging retail environment here in the U.S. we are encouraged by our recent performance particularly the double digit sales increase for our Lehigh retail business, as well as the continued market share gains for our licensed brand Dickies. We are also pleased with our progress toward controlling production costs and believe we are on track to deliver improved profitability this year. We move ahead focused on achieving our near-term objectives and committed to better positioning our Company for long-term sales and earnings growth.”
First Quarter Results
Net sales for the first quarter decreased to $60.5 million compared to $61.7 million a year ago. The decrease was attributable to a decline in wholesale sales offset by increases in retail sales and sales to the U.S. military.
Gross profit in the first quarter of 2008 was $25.9 million, or 42.9% of sales compared to $26.1 million, or 42.3% for the same period last year. It is important to note that gross profit for the first quarter of last year included a one-time, pre-tax reimbursement of expenses from the military of $0.7 million. Excluding the reimbursement, gross margin was 41.2% in the first quarter of fiscal 2007. The year-over-year improvement in gross margin was primarily due to an increase in sales price per unit and a decrease in manufacturing costs.
Selling, general and administrative (SG&A) expenses were $23.1 million, or 38.1% of sales, for the first quarter of 2008 compared to $22.3 million, or 36.2% of sales, a year ago. The increase in SG&A expenses was driven by additional selling and distribution expenses to support the growth of the retail division.
Income from operations was $2.9 million, or 4.8% of net sales, for the period compared to $3.8 million, or 6.1% of net sales, in the prior year. Excluding the aforementioned pre-tax reimbursement of $0.7 million from the military, income from operations a year ago was $3.1 million, or 5.0% of sales.

Funded Debt and Interest Expense
The Company’s funded debt at March 31, 2008 was $94.1 million versus $89.9 million at March 31, 2007. Interest expense decreased to $2.4 million for the first quarter of 2008 versus $2.5 million for the same period last year.
Inventory
Inventory increased $8.0 million, or 11.2%, to $79.8 million at March 31, 2008 compared with $71.8 million on the same date a year ago. The increase in inventory is to support the expected growth in the retail division.
About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Zumfoot® and Michelin®.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding prospects in 2008 (paragraph 3) and expected growth in the retail division (paragraph 9). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007 (filed March 6, 2008). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2008	December 31, 2007	March 31, 2007
	Unaudited		Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,407,629	$6,537,884	$1,776,893
Trade receivables — net	56,189,187	65,931,092	58,953,715
Other receivables	947,296	674,707	1,222,207
Inventories	79,841,429	75,403,664	71,831,189
Deferred income taxes	1,952,536	1,952,536	3,902,775
Income tax receivable	607,910	719,945	3,079,485
Prepaid expenses	3,049,971	2,226,920	1,873,910

Total current assets	146,995,958	153,446,748	142,640,174
FIXED ASSETS — net	23,943,273	24,484,050	23,897,559
IDENTIFIED INTANGIBLES & GOODWILL	36,361,267	36,509,690	61,841,219
OTHER ASSETS	2,099,762	2,284,039	2,443,355

TOTAL ASSETS	$209,400,260	$216,724,527	$230,822,307

LIABILITIES AND SHAREHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$12,801,456	$11,908,902	$12,782,486
Current maturities — long term debt	331,411	324,648	7,294,702
Accrued expenses:
Taxes — other	807,557	516,038	510,935
Other	5,859,974	5,421,083	5,014,352

Total current liabilities	19,800,398	18,170,671	25,602,475
LONG TERM DEBT — less current maturities	93,768,649	103,220,384	82,567,824
DEFERRED INCOME TAXES	12,951,828	13,247,953	17,009,025
DEFERRED LIABILITIES	1,217,206	360,928	312,542

TOTAL LIABILITIES	127,738,081	134,999,936	125,491,866
SHAREHOLDERS’ EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March 31, 2008 - 5,508,278; December 31, 2007 - 5,488,293; March 31, 2007 - 5,466,543	54,144,545	53,997,960	53,649,754

Accumulated other comprehensive loss	(1,561,145)	(1,051,232)	(967,609)
Retained earnings	29,078,779	28,777,863	52,648,296

Total shareholders’ equity	81,662,179	81,724,591	105,330,441

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$209,400,260	$216,724,527	$230,822,307

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
NET SALES	$60,484,716	$61,657,024

COST OF GOODS SOLD	34,535,051	35,576,338

GROSS MARGIN	25,949,665	26,080,686

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	23,061,487	22,322,941

INCOME FROM OPERATIONS	2,888,178	3,757,745

OTHER INCOME AND (EXPENSES):
Interest expense	(2,406,671)	(2,498,845)
Other — net	(18,592)	(42,995)

Total other — net	(2,425,263)	(2,541,840)

INCOME/(LOSS) BEFORE INCOME TAXES	462,915	1,215,905

INCOME TAX EXPENSE/(BENEFIT)	162,000	450,000

NET INCOME/(LOSS)	$300,915	$765,905

NET INCOME/(LOSS) PER SHARE
Basic	$0.05	$0.14
Diluted	$0.05	$0.14

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	5,507,839	5,457,556

Diluted	5,526,479	5,594,930